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                                                                   Exhibit 10.10

                             XPEDIOR INCORPORATED
                           1999 STOCK INCENTIVE PLAN

                      Nonstatutory Stock Option Agreement

     THIS AGREEMENT is made as of the 14/th/ day of June 2000, between XPEDIOR INCORPORATED, a Delaware corporation (the "Company"), and Thomas E. Werner ("Employee") in order to carry out the purposes of the XPEDIOR INCORPORATED 1999 STOCK INCENTIVE PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

                                       I.
                                  Definitions
                                  -----------

     1.1 Definitions. Wherever used in this Agreement, the following words and phrases shall have the meanings ascribed below, unless the context clearly indicates to the contrary, and all other capitalized terms used in this Agreement, which are not defined below or elsewhere in this Agreement, shall have the meanings set forth in the Plan:

          1.1.1  "Act" shall mean the Securities Act of 1933, as amended.

          1.1.2 "Agreement" shall mean this nonstatutory stock option agreement between Employee and the Company.

          1.1.3 "Cause" shall mean "cause" as defined in Employee's employment agreement with the Company or any Affiliate and, in the absence of such an employment agreement or such a definition, "Cause" shall mean a determination by the Committee that Employee (i) has engaged in negligence or willful misconduct in the performance of his employment duties, (ii) has substantially failed to meet any material expectations associated with Employee's employment position, because of substandard performance by Employee of his employment duties, (iii) has been convicted of a misdemeanor involving moral turpitude or of any felony, (iv) has willfully refused without proper legal reason to perform his employment duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Company, (vi) has breached any provision of any agreement with the Company or any Affiliate, or (vii) has engaged in dishonest or fraudulent conduct with respect to the business, reputation, or affairs of the Company or any Affiliate.

          1.1.4 "Change in Control" shall mean the occurrence of any one of the following: (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a wholly-owned subsidiary of another entity), other than any merger or consolidation with PSINet Inc., a New York corporation ("PSINet"), or entity controlled by, or under common control with, the Company or PSINet as of the date of this Agreement; (ii) the Company sells, leases, or exchanges, or agrees to sell, lease, or exchange, all or substantially all its assets to any person or entity other than PSINet, or any entity controlled by, or under common control with, the Company or PSINet as of the date of this Agreement; (iii) any
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     person, entity, or "group" as contemplated by Section 13(d)(3) of the
     Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than PSINet, or an entity controlled by, or under common control with, the Company or PSINet as of the date of this Agreement, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of voting capital stock of the Company;
     (iv) PSINet, or an entity controlled by or under common control with PSINet, acquires all of the issued and outstanding voting capital stock of the Company; or (iv) as a result of, or in connection with, any cash tender offer or exchange offer, merger, consolidation, share exchange, or other business combination, sale of assets, or a contested election of the board of directors of the Company, or any combination of the foregoing transactions (each, a "Transaction"), (A) the persons who were directors of the Company prior to such Transaction shall cease to constitute a majority of the board of directors of the Company after the Transaction or (B) less than seventy percent (70%) of the outstanding voting securities of the surviving person or entity is owned or controlled by the stockholders of the Company immediately prior to the Transaction, excluding any stockholder who is an interested party to the Transaction.

          1.1.5  "Date of Grant" shall mean June 14, 2000.

          1.1.6 "Good Reason" shall mean the occurrence of any of the following events without Employee's written consent: (i) a substantial and adverse change in Employee's duties, control, authority, status, or position with the Company, or the assignment to Employee of any duties or responsibilities that are materially inconsistent with such status or position, or a material reduction in the duties and responsibilities previously exercised by Employee associated with such position, or a loss of title, loss of office, relocation, loss of significant authority, power, or control associated with such position, or any removal of Employee from, or any failure to reappoint or reelect Employee to, such position, except in connection with the termination of Employee's employment with the Company for Cause or total disability or as a result of death; (ii) any reduction in Employee's base salary from the Company unless such reduction shall also apply to similarly situated executives of the Company and does not exceed ten percent (10%) per year; or (iii) any material breach by the Company of Employee's employment agreement with the Company.

          1.1.7 "Option" shall mean the right and option to purchase shares of Stock on the terms set forth in this Agreement and the Plan.

          1.1.8  "Stock" shall mean shares of Common Stock.

          1.1.9 "Vested Interest" shall mean the nonforfeitable percentage determined in accordance with Section IV thereof.

                                      II.
                       Grant of Option and Purchase Price
                       ----------------------------------


     2.1 Grant of Option. The Company hereby irrevocably grants to Employee the Option to purchase all or any part of an aggregate of 130,000 shares of Common Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part

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of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

     2.2 Purchase Price. The purchase price of the Stock purchased pursuant to the exercise of this Option shall be $16.81 per share which has been determined to be the Fair Market Value of the Stock at the date of grant of this Option.

                                      III.
                               Exercise of Option
                               ------------------


     3.1 Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time after the date of grant hereof, only for the shares offered by this Option in which Employee has acquired a Vested Interest in accordance with Section IV.

     3.2 Termination of Employment. This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except as follows:

          3.2.1 If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but only as to the number of shares in which Employee had a Vested Interest as of the date Employee's employment so terminates.

          3.2.2 If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during the period of one year following the date of Employee's death, but only as to the number of shares in which Employee had a Vested Interest as of the date of Employee's death.

          3.2.3 If Employee's employment with the Company terminates for any reason other than as described in Subparagraph 3.2.1 or 3.2.2 above, unless Employee voluntarily terminates such employment or such employment is terminated for Cause, this Option may be exercised (A) by Employee at any time during the period of three months following such termination, or (B) if Employee dies during such three-month period, by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following the date of Employee's death, but in all cases only as to the number of shares in which Employee had a Vested Interest as of the date Employee's employment terminates. The Committee may, in its sole discretion, advise Employee in writing, prior to a voluntary termination of Employee's employment, that such termination will be treated for purposes of this Section as an involuntary termination for a reason other than Cause.

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     3.3  Ten-Year Term.  This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof.

     3.4 Method of Payment. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash (including check, bank draft, or money order payable to the order of the Company), (ii) by delivering to the Company shares of Stock having a Fair Market Value equal to the purchase price, or (iii) any combination of cash or Stock.
No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock.

     3.5 Issuance of Certificate. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or any other person permitted to exercise this Option pursuant to the terms of the Plan and this Agreement) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

     3.6 Cashless Exercise. Employee (or the person permitted to exercise this Option in the event of Employee's death or disability) may direct, in a properly executed written notice, an immediate market sale or margin loan respecting all or any part of the shares of Stock to which he is entitled upon exercise of this Option pursuant to an extension of credit by the Company, on an interest-free basis, to Employee of the purchase price. In such event, the Company shall deliver the specified number of shares of Stock directly to the broker specified in the notice and shall accept payment of the purchase price in cash or by check from such broker on behalf of Employee and shall take all action necessary to comply with the provisions of the applicable regulations of the Securities Exchange Act of 1934 and with such additional rules and regulations as may be applicable. Notwithstanding the foregoing, the Company shall not be required to comply with, and may unilaterally terminate, all or any of the provisions of this Section 3.6 if, as a result of a change in the accounting rules and regulations applicable to the Company, or the interpretation thereof, compliance with such provisions will result in the imposition of adverse financial reporting requirements on the Company.

                                      IV.
                                    Vesting
                                    -------

     4.1  Vesting of Shares.  Subject to the forfeiture provisions of Section
4.3 hereof, Employee shall acquire a Vested Interest in the shares subject to this Option in accordance with Section 4.2 or 4.3 below, as applicable. Notwithstanding Employee's acquisition of a Vested Interest pursuant to this
Section IV, no Option or portion thereof shall be exercisable by Employee prior to the time provided in Section III or in any manner except as provided in
Section III.

     4.2 36-Month Vesting Schedule. As long as Employee is continuously employed by the Company, Employee shall acquire a Vested Interest in 3,612 shares of Stock subject to this Option per month for the first thirty five (35) months following the Date of Grant, and 3,580 shares of Stock subject to this Option per month for the thirty sixth month following the Date of Grant. Upon termination of Employee's employment with the Company for any reason, including, but not

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limited to, death and disability, Employee shall cease to acquire a Vested
Interest in the shares subject to this Option.

     4.3 Accelerated of Vesting Upon Termination Following Change in Control. If, within one year following the occurrence of a Change in Control, either (i) Employee's employment with the Company is involuntarily terminated other than for Cause or (ii) Employee terminates Employee's employment with the Company for Good Reason, Employee shall acquire a 100% Vested Interest in all shares subject to this Option.

     4.4 Forfeiture of Vested Interest. Employee shall forfeit his Vested Interest in his Option and any and all shares acquired pursuant to the exercise of such Option if (i) Employee's employment with the Company or an Affiliate is terminated for Cause or (ii) in the opinion of the Committee Employee has engaged in conduct that would amount to "Cause" at any time within the period beginning on the date of Employee's termination of employment (for any reason) with the Company or an Affiliate and ending six months after the later of (i) the end of the Restricted Period or (ii) the date that is three months following such termination of employment. In the event of such a forfeiture, Employee shall surrender to the Company the unexercised portion of his Option and all shares acquired pursuant to the exercise of such Option. The forfeiture provisions provided in this Section 4.4 shall be in addition to the forfeiture and rescission provisions applicable to Awards under Section 5.2 of the Plan.

                                       V.
                                Status of Stock
                                ---------------

     5.1 Status of Stock. With respect to the status of the Stock, at the time of execution of this Agreement Employee understands and agrees to all of the following:

          5.1.1 The Company has registered for issuance under the Securities Act of 1933, as amended (the "Act") the shares of Stock acquirable upon exercise of this Option, and intends to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

          5.1.2 Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.

          5.1.3 Employee agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the

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     stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

                                      VI.
                                 Miscellaneous
                                 -------------

     6.1 Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

     6.2 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company to:  Xpedior Incorporated
                            One North Franklin Street
                            Suite 1500
                            Chicago, Illinois 60606
                            Attention: David N. Campbell
                                       President and Chief Executive Officer

     With a copy to:        Xpedior Incorporated
                            35 Corporate Drive, 4/th/ Floor
                            Burlington, Massachusetts 01830
                            Attention: Caesar J. Belbel
                                       Senior Vice President and General Counsel

     If to Employee to:     Thomas E. Werner
                            1412 Plumwood Drive
                            Libertyville, Illinois 60048


or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices or changes of address shall be effective only upon receipt.

     6.3 Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable

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to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

     6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

     6.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

                            XPEDIOR INCORPORATED



                            By: /s/ David N. Campbell
                                ------------------------------------------------
                            Printed Name:  David N. Campbell
                            Title:         President and Chief Executive Officer




                            /s/ Thomas E. Werner
                            ----------------------------------------------------
                                THOMAS E. WERNER


F:\DB0965\33181.DOC
XPED/EXEC/WERNER

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